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                                                                    EXHIBIT 23.3


                       FORREST A. GARB & ASSOCIATES, INC.

                             PETROLEUM CONSULTANTS
                   5310 Harvest Hill Road, Suite 160 - LB 152
                            Dallas, Texas 75230-5805
                        (214) 788-1110 Telefax 991-3160




                        CONSENT OF INDEPENDENT ENGINEERS



We consent to the inclusion in this first amendment to the registration statement on Form S-1 for Mewbourne Energy 98 Drilling Program of the summary of the Reserve report as of January 1, 1998, for Mewbourne Energy Partners 98-A, L.P. as audited by us. We also consent to the reference therein to our firm as an "Expert."





FORREST A. GARB & ASSOCIATES, INC.



Dallas, Texas

May 8, 1998